NEWS FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE: February 25, 582004

CONTACT: Steven R. Williams - (304) 842-3597 www.petd.com

PETROLEUM DEVELOPMENT CORPORATION ANNOUNCES

EARNINGS RELEASE DATE AND CONFERENCE CALL

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETD) today announced that it plans to release its fourth quarter earnings after the close of the market on Friday, February 27, 2004. The Company plans to file it's Annual Report on Form 10-K on Tuesday, March 2, 2004.

Everyone is invited to join Steve Williams, President, and Darwin Stump, Chief Financial Officer, for a conference call on March 3, 2004 to discuss the results.

What: Petroleum Development Fourth Quarter Earnings Conference Call

When: Wednesday, March 3, 2004 at 3:00 p.m. Eastern Standard Time

Where: www.petd.com

How: Live on the Internet - log on to the web address above or call (888) 529-0347

(Passcode 645149) for telephone participation.

Contact: Steve Williams, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.competd@petd.com

Please go to the website at least 15 minutes prior to the call and register, download and install any necessary audio software. If you are unable to listen to the live broadcast, an outline rebroadcast will be available shortly after the conclusion of the call.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) has been named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002 and was added to the Russell 3000 List of companies in 2003. An independent energy company, PDC is primarily engaged in the development, production and marketing of natural gas in the Appalachian Basin, the Rocky Mountains and Michigan.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

###

103 East Main Street - P. O. Box 26 - Bridgeport, West Virginia - Phone: (304) 842-3597